EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                         Fred A. Nielson
Chief Operating Officer                 Investor Relations
(636) 537-9715                          (636) 733-1314

               Reliv International Reports Record-Setting Results:
                    Net Sales Grow 21%, Net Income Soars 61%

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, November 5, 2003 -- Reliv International, Inc. (NASDAQ/NM -
RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today reported its 3Q 2003 results. The company set records for both net income and net sales earned in a single quarter.

During the three months ended September 30, 2003, Reliv net sales grew to $19.6 million - up 21% compared to the same period in 2002. Net income available to common shareholders reached $1.2 million, an increase of 61% compared to the $741,000 earned in the prior-year period. On a per-share basis, third quarter 2003 earnings totaled $.10 per share ($.09 per share diluted), compared to $.07 per share basic ($.06 per share diluted) in 3Q 2002.

Year-to-date in 2003, Reliv has earned net income available to common shareholders totaling $3.1 million (or $.26 per share basic, $.23 per share diluted), compared to $1.8 million ($.16 per share basic, $0.15 per share diluted) for the first three quarters of 2002.

Robert L. Montgomery, President and Chief Executive Officer of Reliv, attributed the strong growth to solid execution of the company's strategy. "Once again, our operations in the United States set the pace for the company," he said. "However, most of our international markets grew at a double-digit percentage pace, as well."

Reliv net sales in the United States - the company's largest market - grew 23 percent compared to the year-ago quarter, Mr. Montgomery said. In addition, international markets such as the United Kingdom, Canada, Australia, New Zealand and Mexico all saw double-digit increases in sales, he said. The company's results also reflect a modest level of sales generated in Malaysia, where Reliv opened for business in September 2003.

"What's truly remarkable about these results is that they're being achieved because our distributors are working the business - and telling the Reliv story
- more effectively than ever before." Mr. Montgomery noted. In addition, he said, the company continues to add new distributors at a healthy pace - with 3Q sign-ups increasing 11% in the United States compared to the prior-year period.

                                   -- MORE --

Reliv International, Inc.

Signaling its confidence in the company's prospects for continued growth, the Reliv Board of Directors recently declared a stock split - issuing one additional share for each four shares owned by shareholders on November 13, 2003.

Based in suburban St. Louis, Reliv manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods and sports drink mixes. Reliv operates in the United States and eight other countries. Reliv's common stock trades on The NASDAQ Stock Market(R) under the symbol RELV.

The Company will host an earnings conference call at 1:00 p.m. Eastern on Wednesday, November 5, 2003. The call can be accessed via listen-only dial-in conference lines by dialing 913-981-5571. A replay of this call will be available by telephone from 3:00 p.m. Eastern until midnight by calling 719-457-0820 and using the password 115587. To listen to the live call, please call at least 10 minutes before the scheduled conference call to register.

A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section shortly after the call concludes.

NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors discussed in the Company's filing with the SEC on forms 10-K and 10-Q.

                        -- FINANCIAL HIGHLIGHTS FOLLOW --

Reliv International, Inc. and Subsidiaries
ADD TWO

Consolidated Balance Sheets

                                                         September 30        December 31
                                                              2003              2002
                                                         -------------------------------
                                                          (Unaudited)
Assets

Current Assets:
  Cash and cash equivalents                               $ 7,206,403       $ 3,437,966
  Accounts and notes receivable, less allowances of
    $5,000 in 2003 and 2002                                   662,404           688,898
  Accounts due from employees and distributors                100,449           104,000
  Inventories                                               4,920,082         3,457,145
  Other current assets                                      1,081,224           744,431
                                                          -----------------------------

Total current assets                                       13,970,562         8,432,440

Other assets                                                  573,816           442,927
Note receivable from officer                                   13,875            48,250
Accounts due from employees and distributors                   49,178            78,000
Net property, plant and equipment                           9,405,574         9,444,369
                                                          -----------------------------

Total Assets                                              $24,013,005       $18,445,986
                                                          =============================

Liabilities and Stockholders' Equity

Total current liabilities                                   7,842,004         6,039,513
Long-term debt, less current maturities                     3,727,980         4,057,042
Deferred income taxes                                          84,435            84,435
Other non-current liabilities                                 574,258           467,350
Stockholders' equity                                       11,784,328         7,797,646
                                                          -----------------------------

Total Liabilities and Stockholders' Equity                $24,013,005       $18,445,986
                                                          =============================

Consolidated Statements of Operations

                                                         Three months ended September 30          Nine months ended September 30
                                                             2003                2002                2003                2002
                                                         --------------------------------        --------------------------------
                                                          (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)
Sales at Retail                                          $ 27,160,056        $ 23,169,058        $ 79,424,022        $ 66,029,019
  Less Distributor allowances on product purchases          7,546,330           6,931,981          23,372,199          19,858,627
                                                         --------------------------------        --------------------------------

Net Sales                                                  19,613,726          16,237,077          56,051,823          46,170,392

Costs and expenses:
  Cost of products sold                                     3,300,127           2,774,485           9,616,540           8,446,994
  Distributor royalties and discounts                       7,599,097           6,220,776          21,768,802          17,705,137
  Selling, general and administrative                       6,675,449           6,045,862          19,368,226          16,914,672
                                                         --------------------------------        --------------------------------

Total Costs and Expenses                                   17,574,673          15,041,123          50,753,568          43,066,803
                                                         --------------------------------        --------------------------------

Income from operations                                      2,039,053           1,195,954           5,298,255           3,103,589

Other income (expense):
  Interest income                                              22,753              11,497              62,657              27,136
  Interest expense                                            (50,422)            (63,159)           (188,430)           (282,435)
  Other income\expense                                         16,269              42,877              77,773             111,634
                                                         --------------------------------        --------------------------------

Income before income taxes                                  2,027,653           1,187,169           5,250,255           2,959,924
Provision for income taxes                                    815,000             446,000           2,129,000           1,135,000
                                                         --------------------------------        --------------------------------

Net Income                                                  1,212,653             741,169           3,121,255           1,824,924
Preferred dividends accrued and paid                           19,516                  --              42,016                  --
                                                         --------------------------------        --------------------------------

Net income available to common shareholders              $  1,193,137        $    741,169        $  3,079,239        $  1,824,924
                                                         ================================        ================================

Earnings per common share

  Basic                                                  $       0.10        $       0.07        $       0.26        $       0.16
                                                         ================================        ================================

  Diluted                                                $       0.09        $       0.06        $       0.23        $       0.15
                                                         ================================        ================================

Weighted average shares of common stock
and common stock equivalents outstanding

  Basic                                                    11,965,000          11,252,000          11,963,000          11,295,000
                                                         ================================        ================================

  Diluted                                                  13,738,000          12,481,000          13,580,000          12,524,000
                                                         ================================        ================================

                                    ** 30 **